Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-27620, 333-269224, 333-254638, and 333-251994) and Form S-8 (Nos. 333-262530, 333-265984, and 333-274125) of Hoth Therapeutics, Inc. of our report dated March 28, 2024, relating to the consolidated financial statements of Hoth Therapeutics, Inc. as of and for the years ended December 31, 2023 and 2022, which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

New York, New York

March 28, 2024